UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 27, 2006, Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”), JPMorgan Chase Bank, N.A. (“JPMC”), in its capacity as administrative agent under the FrontierVision Credit Agreement (as defined below), and the Official Committee of Unsecured Creditors of Adelphia Communications Corporation (the “Creditors’ Committee”) entered into a stipulation and consent order (the “Stipulation”).  The Stipulation, which is subject to approval of the Debtors’ boards, has been approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Pursuant to the terms of the Stipulation, on July 31, 2006, JPMC’s appeal (the “Appeal”) of the June 28, 2006 order of the Bankruptcy Court authorizing the sale of substantially all of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation (the “Sale Order”) was withdrawn and dismissed with prejudice.  The Stipulation further relates to the Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan, effective July 21, 2006, among the Debtors and certain of their constituents (the “Plan Agreement”), pursuant to which the parties thereto agreed that the Debtors and the Creditors’ Committee will file a modified plan of reorganization (the “Modified Plan”) consistent with the terms stated in the Plan Agreement.

In exchange for JPMC’s withdrawal of the Appeal, the Creditors’ Committee and the Debtors agreed to propose the Modified Plan, which will provide for certain treatment for the FrontierVision Lenders (as defined below), including, without limitation, (i) terms substantially similar to those set forth in the Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI Debtors and Parnassos Debtors, as confirmed, dated as of June 28, 2006 (the “JV Plan”) with respect to financial assurance requirements in connection with distributions to the FrontierVision Lenders, (ii) if the FrontierVision Lenders accept the Modified Plan, the payment in full in cash, on the effective date of the Modified Plan, of any principal and interest owing under the Second Amended and Restated Credit Agreement (the “FrontierVision Credit Agreement”), dated as of December 19, 1997, among FrontierVision Operating Partners, L.P. and the lenders from time to time party thereto (the “FrontierVision Lenders”), (iii) if the FrontierVision Lenders accept the Modified Plan, the provision to the FrontierVision Lenders, on the effective date of the Modified Plan, of a $4,000,000 litigation indemnification fund, $1,000,000 of which will be available for the payment, on a current basis up to that amount, of the post-effective date fee claims of the FrontierVision Lenders and $3,000,000 of which will not be immediately released to the FrontierVision Lenders and will only be released to the FrontierVision Lenders if certain claims are allowed by a final order of the Bankruptcy Court, (iv) if JPMC and the FrontierVision Lenders vote to accept the Modified Plan, each FrontierVision Lender will be deemed to have waived any right to affirmatively assert reimbursement or indemnification claims (to the extent not contemplated by the litigation indemnification fund referenced in clause (iii) above), and (v) if the FrontierVision Lenders do not vote to accept the Modified Plan, then the parties reserve all rights, claims and defenses with respect to any chapter 11 plan of reorganization.

If any chapter 11 plan of reorganization for any Debtor (other than those for which the JV Plan was confirmed) provides for the current payment of more than 25% of the total funds in the respective litigation indemnification funds established for the bank lender post-effective date fee claims with respect to the credit agreement dated April 14, 2000, between and among certain of the Debtors, Bank of America, N.A. and The Chase Manhattan Bank, as co-administrative agents, and the financial institutions party thereto, as amended (the “Century Credit Agreement”), the credit agreement dated September 28, 2001, between and among certain of the Debtors, Bank of Montreal, as administrative agent, and the financial institutions party thereto, as amended (the “Olympus Credit Agreement”), and the credit agreement dated May 6, 1999, between and among certain of the Debtors, Wachovia Bank, N.A., as administrative agent, and the financial institutions party thereto, as amended (the “UCA Credit Agreement”), then the bank lender post-effective date fee claims under the Modified Plan for the FrontierVision Lenders will be paid currently to the same extent and on the same basis.  In addition, if any chapter 11 plan of reorganization for any Debtor (other than those for which the JV Plan was confirmed) provides for a litigation indemnification fund in an amount that exceeds $29,000,000 for the bank lender post-effective date fee claims under the Century Credit Agreement, Olympus Credit Agreement and UCA Credit Agreement, then the amount provided for the litigation indemnification fund for the FrontierVision Lenders under the Modified Plan will be the greater of (i) $4,000,000 and (ii) the Grossed-Up Fund (as defined in and calculated pursuant to the

Stipulation filed herewith as Exhibit 10.1) (less $4,000,000 if the litigation indemnification fund for the FrontierVision Lenders under the Modified Plan has already been funded with $4,000,000).

Pursuant to the Stipulation, on the effective date of a Modified Plan that the FrontierVision Lenders have voted to accept, JPMC shall withdraw its appeal on behalf of the FrontierVision Lenders from the Bankruptcy Court’s decision (Docket No. 10853) denying the FrontierVision Lenders’ claim for interest through (but not including) the effective date of a plan of reorganization at the maximum non-default rate set forth in the FrontierVision credit agreement dated December 19, 1997, between and among FrontierVision Operating Partners, L.P., The Chase Manhattan Bank, as administrative agent, and the financial institutions and parties thereto.

Pursuant to the Stipulation, during the period between the repayment of the debtor-in-possession credit facility entered into by Adelphia and certain of its subsidiaries on March 17, 2006 (the “DIP Facility”) with proceeds from the closing of the transactions contemplated in the Sale Order until the effective date of the Modified  Plan, the FrontierVision Lenders shall continue to be paid interest on a current-pay basis as set forth in, and in accordance with, the order approving the DIP Facility, as it has been or may be amended, supplemented or modified by the Bankruptcy Court from time to time.

The foregoing description of the terms of the Stipulation does not purport to be complete and is qualified in its entirety by reference to the Stipulation, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1

Stipulation and Consent Order Among JPMorgan Chase Bank, N.A.; Adelphia Communications Corp. and its Affiliated Debtors and Debtors in Possession; and Official Committee of Unsecured Creditors Providing Terms and Conditions for Withdrawal of Appeal of JPMorgan Chase Bank, N.A. from Sale Order, dated July 27, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected cash flows, indemnification obligations and any post-closing purchase price adjustments related to the sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and pending bankruptcy proceedings, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the sale of substantially all of the consolidated assets of the Company to Time Warner NY Cable LLC and Comcast Corporation, whether and on what timetable a joint plan of reorganization under Chapter 11 of the Bankruptcy Code will be confirmed and consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Debtors’ pending bankruptcy proceedings, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Items 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the Debtors’ Fourth Amended Disclosure Statement as supplemented on April 28, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com.  Information contained on the Company’s Internet website is not incorporated by reference into this report.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1

Stipulation and Consent Order Among JPMorgan Chase Bank, N.A.; Adelphia Communications Corp. and its Affiliated Debtors and Debtors in Possession; and Official Committee of Unsecured Creditors Providing Terms and Conditions for Withdrawal of Appeal of JPMorgan Chase Bank, N.A. from Sale Order, dated July 27, 2006.